AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

      THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT, dated as of June 20, 2005 (this "Agreement"), by and among First Union Real Estate Equity and Mortgage Investments, an unincorporated association in the form of a business trust organized in Ohio (the "Company"), Michael Ashner, Peter Braverman, and each of the Investors listed on Schedule I attached hereto (referred to hereinafter collectively as the "Investors" and individually as an "Investor").

                                    RECITALS:

            A. Certain of the Investors and the Company have entered into that certain Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and among the Company and the Investors pursuant to which the Investors will purchase, contemporaneously with the execution and delivery of this Agreement, 360,000 shares of Series B-1 Cumulative Convertible Preferred Shares of the Company, which, together with the 3,640,000 shares of Series B-1 Stock previously issued by the Company under the Securities Purchase Agreement dated as of February 28, 2005 to which it is a party, will constitute all of the issued and outstanding shares of Series B-1 Stock (collectively, the "Series B-1 Stock").

            B. It is a condition precedent to the purchase of such Series B-1 Stock that the Company, Michael Ashner and Peter Braverman amend the Investors' Rights' Agreement, dated as of February 28, 2005, with the investors who were signatories thereto to add certain Investors as parties to such agreement and to provide for certain additional agreements and obligations of the parties following the Closing.

                                   AGREEMENT:

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.1 Definitions. The following terms shall have the meanings ascribed to them below:

            "Additional Securities" shall have the meaning set forth in Section 3.2(a).

            "Additional Series B Preferred Shares" shall have the meaning provided in the Certificate of Designations.

            "Affiliate" of a Person shall have the meaning set forth in Rule 12b-2 under the Exchange Act. Notwithstanding anything to the contrary set forth in this Agreement, no limited partner or similar participant of an Investor shall be deemed an Affiliate of such Investor.

            "Agreement" shall mean the Investors' Rights Agreement, dated February 28, 2005, by and among the Company, the Investors, Michael Ashner and Peter Braverman, as amended on the date hereof, and as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments thereto.

            "Board" or "Board of Trustees" shall mean the Board of Trustees of the Company.

            "Beneficial Holder" shall have the meaning set forth in Section 2.3.

            "Certificate of Designations" shall mean the Company's Certificate of Designations governing the Series B-1 Stock, as amended.

            "Co-Investment Right" shall have the meaning set forth in Section
3.3.

            "Commission" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

            "Common Stock" shall mean the common shares of beneficial interest, $1.00 par value per share, of the Company.

            "Company" shall have the meaning set forth in the preamble of this Agreement.

            "Declining Preemptive Purchaser" shall have the meaning set forth in
Section 3.2(c).

            "Derivative Securities" shall mean any subscriptions, options, conversion rights, warrants or other agreements, securities or commitments of any kind obligating the Company or any of its Subsidiaries to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold (i) any Equity Securities of the Company, or (ii) any securities convertible into, exercisable for or exchangeable for any Equity Securities of the Company.

            "Disposition" shall have the meaning set forth in Section 2.3.

            "Equity Securities" shall mean Common Stock, Series B-1 Stock and any other equity securities of the Company.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Excluded Shares" shall mean (i) shares of Common Stock issuable upon conversion of, or distributions with respect to, any shares of Series B-1 Stock or Additional Series B Preferred Shares; (ii) shares of Common Stock issuable upon the exercise of stock options or other awards made or denominated in shares of Common Stock under any of the Company's stock plans including any stock option, stock purchase, restricted stock or similar plan hereafter adopted by the Board of Trustees and, if required by applicable Law or stock exchange requirement, approved by the stockholders of the Company; (iii) shares of Common Stock issued pursuant to an acquisition of a direct or indirect interest in real property or assets related thereto, a business (including, without limitation, by way of an acquisition of capital stock) or the assets of a business (which assets do not consist primarily of cash or cash equivalents) approved by the Board of Trustees; and (iv) Shares of Common Stock issuable upon exercise or conversion of Derivative Securities issued and outstanding on the date hereof.

            "Governmental Body" shall mean any government or governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, arbitral body (public or private), department or other instrumentality or political unit or subdivision, whether located in the United States or abroad, the National Association of Securities Dealers, Inc., the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange.

            "Holder" shall mean (i) any Investor holding shares of Series B-1 Stock (or shares of Common Stock issued on conversion thereof) and (ii) any Person to whom an Investor has transferred shares of Series B-1 Stock during the term of this Agreement pursuant to Section 2.3(a), Section 2.3(b)(ii) or Section 2.3(c) who is holding such Series B-1 Stock or Common Stock issued on conversion thereof.

            "Institutional Investor" shall mean any of the following Persons:
(i) a bank, trust company, savings and loan or other financial institution, pension plan, broker-dealer or similar entity, (ii) an insurance company, (iii) a pension fund, (iv) a hedge fund, (v) a venture capital fund, (vi) a mutual fund, (vii) a leveraged buyout fund, (viii) an investment bank, (ix) a savings association, (x) an investment fund whose principal investors are Institutional Investors, (xi) any Investor, or (xii) any Person that is an Affiliate of any Person named in clauses (i) through (xi).

            "Investors" shall have the meaning set forth in the preamble of this Agreement.

            "Law" shall mean any treaty, statute, ordinance, code, rule, regulation, Order or other legal requirement enacted, adopted, promulgated, applied or followed by any Governmental Body.

            "NYSE" shall mean the New York Stock Exchange.

            "Order" shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

            "Overallotment Right" shall have the meaning set forth in Section 3.3(a).

            "Other Transferee" shall have the meaning set forth in Section
2.3(b).

            "Participation" shall have the meaning set forth in Section 3.3.

            "Permitted Disposition" shall have the meaning set forth in Section 2.3.

            "Person" shall mean any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

            "Preemptive Acceptance Notice" shall have the meaning set forth in
Section 3.2(b).

            "Principal Holder" shall mean each of Michael Ashner and Peter Braverman.

            "Preemptive Acceptance Period" shall have the meaning set forth in
Section 3.2(b).

            "Preemptive Notice" shall have the meaning set forth in Section 3.2(b).

            "Preemptive Right" shall have the meaning set forth in Section
3.2(a).

            "Purchase Agreement" shall have the meaning ascribed thereto in the recitals.

            "Redemption Date" shall have the meaning set forth in the Certificate of Designations.

            "Registration Rights Agreement" shall mean that certain Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Investors.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

            "Series B-1 Designees" shall mean the Trustees elected by the Holders pursuant to the Certificate of Designations.

            "Series B-1 Stock" shall have the meaning ascribed thereto in the recitals.

            "Trustee" shall mean a Trustee of the Company.

            "Voting Securities" shall mean the shares of Common Stock, Additional Series B Preferred Shares, preferred shares and any other securities of the Company entitled to vote generally for the election of Trustees, and any securities which are convertible into, or exercisable or exchangeable for, Voting Securities.

            SECTION 1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms "hereof," "herein" and similar terms refer to this Agreement as a whole (including the exhibits hereto), and references herein to Sections refer to Sections of this Agreement.

                                   ARTICLE II
                              ADDITIONAL AGREEMENTS

            SECTION 2.1 [Intentionally omitted.]

            SECTION 2.2 No Shorting. No Holder, or any of its Affiliates under its control, will engage in, or will cause any person or entity, directly or indirectly, to engage in "short sales" of the Company's Common Stock unless: (i) such Holder has converted all of the Series B-1 Stock held by such Holder into Common Stock; or (ii) the Company fails to pay a dividend on the Series B-1 Stock after it first declares and pays a regular dividend on the Common Stock; or (iii) the fair market value of the Company's issued and outstanding Common Stock (determined by multiplying the number of shares of Common Stock issued and outstanding by the average closing price of the Common Stock on the NYSE over the five most recent trading days) shall at any time be less than $71,200,000.

            SECTION 2.3 Dispositions. During the term of this Agreement, no Investor shall directly or indirectly (including, without limitation, through the disposition or transfer of any equity interest in another Person), sell, assign, transfer, pledge, hypothecate, grant any option with respect to or otherwise dispose of any interest in (or enter into an agreement or understanding with respect to the foregoing) any Series B-1 Stock (a "Disposition"), except as set forth below in this Section 2.3 (each such exception being hereinafter referred to as a "Permitted Disposition"):

            (a) Pro rata Dispositions of Series B-1 Stock may be made to any direct or indirect partner, investor or participant (a "Beneficial Holder") of any Investor pursuant to the terms of the limited partnership agreement, operating agreement or similar agreement of such Investor, provided, that no such Disposition shall be made unless the Beneficial Holder agrees in writing to be bound by the terms of this Agreement.

            (b) Dispositions of Series B-1 Stock may be made to any Person pursuant to (i) a public offering effected in accordance with the Registration Rights Agreement, (ii) in privately-negotiated transactions to (A) an Institutional Investor or (B) if such Disposition is approved by the Board ("Other Transferee") any other Person or (iii) pursuant to Rule 144 promulgated under the Securities Act; provided, that no Disposition shall be made pursuant to clause (ii) of this Section 2.3(b) unless such Institutional Investor or Other Transferee agrees in writing to become a Holder under the terms of this Agreement.

            (c) Dispositions of Series B-1 Stock may be made to any Affiliate of an Investor, provided that such Affiliate agrees in writing to be bound by the terms of this Agreement.

                                   ARTICLE III
                              ADDITIONAL COVENANTS

            SECTION 3.1 Affiliate Transactions. So long as at least 1,000,000 shares of Series B-1 Stock are outstanding, except for (i) transactions between the Company and any wholly-owned subsidiary and (ii) pursuant to compensatory or contractual arrangements existing on the date hereof, neither the Company nor any subsidiary shall enter into any transaction with, any Affiliate without the consent of a majority of those Trustees who are considered independent under

Section 303 of the NYSE listing standards (including at least one Series B-1 Designee). Without regard to the number of shares of Series B-1 Stock outstanding, all such transactions shall be on fair and reasonable terms no less favorable to the Company than would be obtainable in a comparable arm's length transaction with a person not an Affiliate.

            SECTION 3.2 Preemptive Rights.

            (a) Until the earlier of (i) the termination of this Agreement pursuant to Article IV hereunder or (ii) January 2, 2010, if the Company proposes to sell any subordinated debt, Equity Securities or Derivative Securities (other than Excluded Shares) (all such securities, other than Excluded Shares, are referred to collectively herein as "Additional Securities"), the Company shall first give to each Investor (and, only with respect to preferred shares, to any Holders) holding shares of Series B-1 Stock the opportunity (such opportunity being herein referred to as the "Preemptive Right") to purchase (on the same terms as such Additional Securities are proposed to be sold) the same percentage of such Additional Securities proposed to be sold by the Company as equals the percentage equal to the quotient of (i) the number of shares of Common Stock into which the shares held by such Investor of Series B-1 Stock could be converted, divided by (ii) the sum of (A) all the outstanding shares of Common Stock of the Company and (B) the number of shares of Common Stock into which all the shares of Series B-1 Stock held by all Investors (and Holders, if applicable) could be converted; provided, however, that no Preemptive Rights shall apply (i) to any issuance of Additional Securities pursuant to a registration statement filed under the Securities Act; or
      (ii) any issuance of rights to all holders of Common Stock (or of all Voting Securities) of the Company.

            (b) At least 20 days prior to the issuance by the Company of any Additional Securities, the Company shall give written notice thereof (the "Preemptive Notice") to each Investor and Holders (if applicable). The Preemptive Notice shall specify (i) the name and address of the bona fide investor (if known) to whom the Company proposes to issue or sell Additional Securities, (ii) the total amount of capital to be raised by the Company pursuant to the issuance or sale of Additional Securities,
      (iii) the number of such Additional Securities proposed to be issued or sold, (iv) the price and other terms of the Additional Securities and of their proposed issuance or sale, (v) the number of such Additional Securities which such Investor is entitled to purchase (determined as provided in Section 3.2(a)), and (vi) the period during which such Investor may elect to purchase such Additional Securities, which period shall extend for at least 20 days following the receipt by such Investor or Holder, as applicable, of the Preemptive Notice (the "Preemptive Acceptance Period"). Each Investor who desires to purchase Additional Securities shall notify the Company within the Preemptive Acceptance Period of the number of Additional Securities he wishes to purchase, as well as the number, if any, of extra Additional Securities ("Extra Additional Securities") he would be willing to purchase in the event that all of the Additional Securities subject to the Preemptive Right are not subscribed for by the other Investors and Holders (the "Preemptive Acceptance Notice"). Notwithstanding the foregoing, the rights of Grandview, LLC ("Grandview") under this Section 3.2 shall be subject to Grandview's prior written consent to receive material non-public information as set forth in Section 6.01 of the Purchase Agreement.

            (c) In the event an Investor or Holder, as applicable, declines to subscribe for all or any part of its pro rata portion of any Additional Securities which are subject to the Preemptive Right (the "Declining Preemptive Purchaser") during the Preemptive Acceptance Period, then the other Investors or Holders, as applicable, shall have the right to subscribe for all (or any declined part) of such Declining Preemptive Purchaser's pro rata portion of such Additional Securities (to be divided among the other Investors desiring to exercise such right on a ratable basis) (the "Overallotment Right"). Each Investor's Overallotment Right, if any, shall be deemed to be exercised on the date the Preemptive Acceptance Notice is given.

            (d) After the conclusion of the Preemptive Acceptance Period, Additional Securities, less any Additional Securities for which Preemptive Rights or Overallotment Rights are exercised, may be sold by the Company, within a period of 4 months after the expiration of the Preemptive Acceptance Period, to any other Person or Persons at not less than the price and upon other terms and conditions not less favorable to the Company than those set forth in the Preemptive Notice.

            SECTION 3.3 Co-Investment Rights. If the Company offers to any third party the right to participate in an investment made by the Company, then the Company shall offer to the Investors the opportunity (a "Co-Investment Right"), on a pro rata basis, to contribute to such investment on the same terms offered by contributing up to twenty-seven and 47/100 percent (27.47%) of the aggregate dollar amount of such investment (the "Participation"). The Company shall send written notice to all Investors as soon as practicable of any Co-Investment Right (which notice shall describe the terms of the investment and the identity, nature and business of the investee), and all Investors shall within five business days notify the Company of any election to exercise their Co-Investment Right. If any Investor elects not to exercise its Co-Investment Right with respect to any particular investment, the amount subject to such holder's Co-Investment Right shall be offered to the remaining Investors on a pro rata basis. Notwithstanding the foregoing, (i) the Company shall not be obligated to offer Co-Investment Rights on any investment made by the Company (A) with a third party who initiated the investment opportunity or brought the investment opportunity to the attention of the Company or (B) with a third party who was a bidder for the investment opportunity, (ii) the Company shall not be obligated to offer Co-Investment Rights in any joint venture, investment vehicle or special purpose entity formed by the Company provided that Co-Investment Rights are offered with respect to investments made by such joint venture, investment vehicle or entity, and (iii) the Company shall offer Co-Investment Rights to the Investors in the event that the Company makes a tender offer for limited partnership interests of an unaffiliated entity, provided, however, that any such Co-Investment Right shall be made on terms which provide for the Company to receive a 20% promotional interest after Investors who exercise Co-Investment Rights have received their initial investment plus a 7% per annum return. If an Investor elects not to exercise Co-Investment Rights with respect to any investment, and the other Investors elect not to participate in the investment in which such investor elects not to participate, the Company may offer the right to participate in such investment to such parties as the Company shall determine in its sole discretion. In the event the Company grants rights substantially similar to the Co-Investment Right to any purchaser of Additional Series B Preferred Shares, the Participation shall be increased to such percentage as shall equitably maintain the Co-Investment Rights of the Investors (which, in the event of $25 million in Liquidation Preference (as defined in the Certificate of Designations) of Additional Series B Preferred, shall mean 34.347%). In the event that an Investor's Co-Investment Rights terminate as a result of the disposition of 50% of such Investor's Series B-1 Stock, the remaining Investors shall retain in the aggregate the same Co-Investment Rights that all Investors held on the date hereof.

            SECTION 3.4 Drag-Along Rights.

            (a) Scope of Rights. As long as the Principal Holders and their Affiliates in the aggregate own at least 10% of the outstanding Common Stock of the Company, if both Principal Holders propose to make a Disposition of all of the Voting Securities held by the Principal Holders to an unaffiliated third party or parties (other than sales of Common Stock on the principal market on which the Common Stock of the Company is listed or traded or a pledge of Common Stock in connection with a financing) in a transaction pursuant to which the third party or parties would obtain all or substantially all of the outstanding Common Stock, such Principal Holder shall have the right to require each Holder who does not exercise its redemption rights under Section 5(b) of the Certificate of Designation to sell all of its Common Stock and to convert its Series B-1 Stock then held by it and sell the Common Stock issuable on converting to such third party on the same terms as the Principal Holders (subject to paragraph (b) below) and each Holder agrees to vote all of the Voting Securities owned by it in favor of such transaction (a transaction described in this paragraph, a "Drag-Along Sale," and rights described in such clauses, the "Drag-Along Rights").

            (b) Procedures. In order to exercise a Drag-Along Right, the Principal Holder shall notify each Holder, no later than thirty (30) days prior to the closing of such Drag-Along Sale, such notice to set forth the timing, proposed amount and form of consideration, terms and conditions of such proposed sale. Each Holder will take all actions reasonably requested by the Principal Holder or the Company as are required to be taken by the holders of all outstanding shares, in connection with the consummation of such sale, and shall cause all of its Common Stock to be sold to the designated purchaser at the same time on the same terms and conditions and for the same type and amount of consideration as the Common Stock being sold by the Principal Holders in such proposed sale (subject to the provisions of this paragraph). In furtherance of the foregoing, in connection with a Drag-Along Sale each Investor will (i) waive any appraisal or dissenters rights or similar rights under the law of Ohio, and (ii) execute all documents containing such terms and conditions as those executed by all other stockholders as reasonably directed by the Principal Holder (subject to the provisions of this Section 3.4(b)). Notwithstanding any other provisions hereof, with respect to the terms and conditions of any Drag-Along Sale, such terms and conditions will provide that the maximum liability for any Holder in respect of all representations, warranties and indemnities given to the purchaser in any Drag-Along Sale shall not exceed the value of the net proceeds received by such Holder with respect to the Drag-Along Shares in such Drag-Along Sale.

            (c) Closing. The closing of the Drag-Along Sale shall be held at such time and place as the Principal Holder exercising such rights shall specify and at least five (5) days notice of the time and place of the Closing shall be given to each Holder. At such closing, each Investor shall deliver certificates representing the Common Stock to be transferred, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, and the Common Stock to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed pursuant to applicable federal and state securities laws or by the Principal Holder thereof) and each Investor shall so represent and warrant.

            SECTION 3.5 Tag-Along Rights.

            (a) Applicable Dispositions; Tag-Along Rights. The term "Co-Sale Transaction" means a Disposition by either Principal Holder of the Common Stock beneficially owned under Rule 13d-3 under the Exchange Act by such Principal Holder; provided that the following transactions shall not constitute a Co-Sale Transaction: (i) a Disposition in connection with a Drag-Along Sale in which Drag-Along Rights are exercised; (ii) a pledge of Common Stock to a financial institution or other lender in connection with a financing; (iii) a sale of Common Stock on the principal market on which Common Stock is listed or traded, and (iv) a Disposition to an Affiliate of the Principal Holder or to its members so long as such Affiliate (or members) becomes a party to this Agreement and agrees to be bound by the terms and conditions hereof to the same extent and in the same manner as the Principal Holder. In the event the Principal Holder proposes to make a Disposition of Common Stock in a Co-Sale Transaction it shall provide notice thereof to each Holder at least thirty (30) days prior to the date of such Disposition (the "Tag-Along Notice").

            (b) Election to Participate. The Tag-Along Notice shall describe the terms and conditions of such Disposition, including without limitation the form and amount of all consideration payable to the Principal Holder and any other party in connection therewith, the proposed closing date, any conditions to closing and all other material terms and conditions. Upon receipt of the Tag-Along Notice, each Holder may elect to participate by converting Series B-1 Stock and transferring the Common Stock issued upon such conversion, on a pro rata (based upon its percentage ownership of Common Stock, on an as-converted basis, relative to the combined ownership of the Principal Holder and all Holders with rights under this Section 3.5) basis in such Disposition by giving written notice of its election to participate to the Principal Holder not later than twenty (20) days following such receipt. Such transfer shall be made on the same terms and conditions of the Disposition described in the Tag-Along Notice. The number of shares of Common Stock to be transferred by the Principal Holder in connection with such transfer shall be reduced by the number of shares of Common Stock transferred by each Holder pursuant to this Section 3.5, unless the proposed Transferee is willing to purchase all of the Common Stock owned by each Holder, and the Tag-Along Notice so indicates.

            (c) Closings. The closing of the Co-Sale Transaction shall be held at such time and place as the Principal Holder shall specify in the Tag-Along Notice. At such closing, each Holder shall deliver certificates representing the Common Stock to be transferred by each Holder in the Co-Sale Transaction, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, and the Common Stock to be transferred shall be free and clear of any liens, claims or encumbrances

      (other than restrictions imposed pursuant to applicable federal and state securities), and each Holder shall so represent and warrant. Each Holder will bear its pro rata share of the costs and expenses incurred in connection with the Co-Sale Transaction in which its participates to the extent such costs are incurred for the benefit of all stockholders Transferring securities in such transaction. Costs incurred by each Holder on its own behalf will not be reimbursed.

                                   ARTICLE IV
                                   TERMINATION

            SECTION 4.1 Termination. Without limiting any liability of the Company or the Holders for any breach of its obligations hereunder, this Agreement will be terminated: (i) if the Company, the Investors and the Holders holding a majority of the Series B-1 Stock or the Common Stock issued upon conversion thereof mutually agree in writing; (ii) on any Redemption Date under
Section 5(a) of the Certificate of Designations if no Series B-1 Stock remains outstanding; and (iii) with respect to any Investor or Holder when such Investor makes a Disposition of all of the Series B-1 Stock and all of the Common Stock issued on conversion thereof held by such Investor. Notwithstanding the foregoing, the following rights and obligations will terminate prior to termination of the Agreement as follows, if (i) the rights and obligations provided in Section 3.2 and 3.3 shall terminate (x) for all Holders upon the redemption of all Series B-1 Stock pursuant to Section 5(a) of the Certificate of Designations, (y) in the case of any specific Investor shall terminate with respect to such Investor (but not remaining Investors) upon the Disposition by such Investor of 50% or more of the Common Stock issuable upon conversion of the Series B-1 Stock purchased by such Investor, (ii) the provisions of Section 3.4 and 3.5 shall terminate upon the commencement of the Shelf Effective Period pursuant to the Registration Rights Agreement, and (iii) no person who acquires Series B-1 Stock in connection with a Permitted Disposition under Section 2.3(b)(i) or 2.3(b)(iii) or Common Stock issued upon conversion thereof shall succeed to any rights or obligations under Article III.

                                    ARTICLE V
                                  MISCELLANEOUS

            SECTION 5.1 Amendment and Modification. This Agreement may be amended, modified and supplemented, and any of the provisions contained herein may be waived, only by a written instrument signed by the Company and by the Investors and the Holders owning at least a majority of the outstanding Series B-1 Stock and Common Stock issued upon conversion thereof owned by all Holders or Investors as the case may be. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

            SECTION 5.2 Assignment; No Third Party Beneficiaries. Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, provided, however, that
(i) the obligations contained in Sections 2.2 and 2.3 shall be binding upon Beneficial Holders, Institutional Investors, Other Transferees and Affiliates of Investors to whom a Permitted Disposition is made and the rights provided in
Section 3.5 shall be assignable in the event of such a Permitted Disposition, and (ii) any Affiliate of an Investor may share in the Co-Investment Rights held by such Investor under Section 3.3. Notwithstanding anything to the contrary in this Agreement and except as provided in clause (ii) of the preceding sentence, the rights and obligations provided in Sections 3.2 and 3.3 are personal to each Investor and shall inure solely to the benefit of, and be binding upon, the Investors and may not be assigned except to another Investor and except that the rights provided in Section 3.2 with respect to offerings of preferred shares shall inure to the benefit of any Beneficial Holder, Institutional Investor, Other Transferee or Affiliate of an Investor, in any Permitted Disposition to such party.

            SECTION 5.3 Binding Effect; Entire Agreement. Except as otherwise provided herein, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and executors, administrators and heirs. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

            SECTION 5.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party.

            SECTION 5.5 Notices and Addresses. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile or electronic mail; on and upon receipt, if delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery, or if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

            If to the Company:

            First Union Real Estate Equity and Mortgage Investments 7 Bulfinch Place, Suite 500,
            P.O. Box 9507,
            Boston, Massachusetts  02114
            Facsimile: (617) 570-4746
            Telephone: (617) 570-4600
            E-mail: asst@wfajericho.com

            If to Michael Ashner or Peter Braverman:

            Two Jericho Plaza
            Wing A
            Jericho, New York  11753
            Facsimile: (516) 433-2777
            Telephone: (516) 822-0022
            E-mail: asst@wfajericho.com
            with a copy to:

            Katten Muchin Rosenman LLP
            575 Madison Avenue
            New York, New York  10022
            Attention: Mark I. Fisher
            Facsimile: (212) 940-8776
            Telephone: (212) 940-8800
            E-mail: mark.fisher@kattenlaw.com

            If to any Holder, to the address set forth on such Holder's signature page attached hereto, with a copy to:

            Mark Weissler, Esq.
            Milbank, Tweed, Hadley & McCloy LLP
            1 Chase Manhattan Plaza
            New York, NY 10005
            Facsimile: (212) 822-5446
            Telephone: (212) 530-5446
            E-mail: mweissler@milbank.com

            SECTION 5.6 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal Laws of the State of New York, without regard to the conflicts of Law principles thereof which would specify the application of the Law of another jurisdiction.

            SECTION 5.7 Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

            SECTION 5.8 Counterparts. This Agreement may be executed via facsimile and in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

            SECTION 5.9 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

            SECTION 5.10 Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by Law, it being agreed by the parties that the remedy at Law, inducing monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at Law would be adequate is waived.

            SECTION 5.11 Jurisdiction. Each of the Investors and the Company (a) hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in New York County, New York for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by the Company, or any Investor and (b) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. If a judgment is obtained, this Section shall not preclude enforcement thereof in any forum.

            SECTION 5.12 Waiver of Jury Trial. Each of the parties hereto hereby waives all right to trial by jury in any action or proceeding under, arising out of or related to this forbearance agreement.

                            [Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FIRST UNION REAL ESTATE EQUITY
AND MORTGAGE INVESTMENTS


By:
    -------------------------------
    Name:  Peter Braverman
    Title: President


-----------------------------------
Peter Braverman


-----------------------------------
Michael Ashner

                                   Schedule I

Halcyon Structured Opportunities Fund, L.P.

Halcyon Fund, L.P.

HBK Fund L.P.

King Street Capital, L.P.

Fairholme Ventures II LLC

Goldman Sachs & Co.

Kimco Realty Corporation

Basso Multi-Strategy Holding Fund Ltd.

Grandview, LLC

Spectrum Investment Partners, LP

Voschel Investments, LLC

Omicron Master Trust

Riva Ridge Master Fund, LTD.

Mariner, LDC